                                STOCK ACQUISITION

                                    AGREEMENT

                                 by and between

                          LYNDON INSURANCE GROUP, INC.

                          LYNDON LIFE INSURANCE COMPANY

                                       and

                         ACCEL INTERNATIONAL CORPORATION





                             Dated: October 20, 1997

                           STOCK ACQUISITION AGREEMENT

                  STOCK ACQUISITION AGREEMENT (the "Agreement") made as of this 20th day of October, 1997 by and between Lyndon Life Insurance Company, a Missouri corporation and Lyndon Insurance Group, Inc., a Missouri corporation, each with offices at 645 Maryville Centre Drive, St. Louis, Missouri 63141 ( collectively "Lyndon"), and Accel International Corporation, a Delaware corporation ("Accel") with its executive offices at 12603 S.W. Freeway, Suite 315, P.O. Box 1949, Stafford, Texas 77497-1949.

                                 R E C I T A L S

                  WHEREAS, Accel is the owner of all of the issued and outstanding shares of capital stock of (i) Acceleration Life Insurance Company ("ALIC"), (ii) Dublin International Limited, ("Dublin"); and (iii) Acceleration National Service Corporation ("ANSC") (collectively, the "Target Corporations"); and

                  WHEREAS, Lyndon is desirous of acquiring and Accel is desirous of selling all of the issued and outstanding shares of the capital stock of each of the Target Corporations (the "Target Shares") for a total purchase price of $30.2 million in cash;

                  NOW, THEREFORE, Lyndon and Accel agree as follows:

                                    ARTICLE 1

                     PURCHASE AND SALE OF THE TARGET SHARES

                  1.1 Purchase and Sale of the Target Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants herein contained, on the date of closing specified in
Section 8.1 (the "Closing Date"), Accel hereby agrees to assign, transfer and deliver to Lyndon Life Insurance Company all of the Shares of ALIC and to assign, transfer and deliver to Lyndon Insurance Group, Inc., all of the shares of Dublin and of ANSC, more specifically set forth on Schedule 1.1 hereto, and, in exchange therefor, Lyndon hereby agrees to make a cash payment to Accel in accordance with the terms set forth in Section 1.2 hereto.

                  1.2 Purchase Price. (a) At the Closing, Lyndon shall pay Accel the sum of $30.2 Million Dollars (the "Purchase Price") for the Target Shares by wire transfer of immediately available funds to a banking institution designated by Accel.

                     (b) The parties hereto agree that the Purchase Price shall be allocated among the Target Shares of each Target Corporation as follows: (i) the amount of the Purchase Price allocated to the Dublin shares shall be equal to Dublin's total shareholders' equity as of December 31, 1997, as determined in accordance with GAAP; (ii) the amount of the Purchase Price allocated to the ANSC shares shall be equal to ANSC's total shareholders' equity as of December 31, 1997, as determined in accordance with GAAP; and (iii) the balance of the Purchase Price shall be allocated to the ALIC shares. The foregoing allocation of the Purchase Price among the Target Corporations' respective shares represents the parties' best estimate of the relative fair market values of the Target Corporations as of the Closing Date based upon the nature of their respective assets and businesses.


                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF ACCEL

                  Accel represents and warrants to Lyndon that:

                  2.1 Organization and Authority.

                      (a) ALIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, is duly qualified and authorized to transact business as an insurance company in the State of Ohio, and is qualified as a foreign corporation in each jurisdiction where the failure to do so would have a material adverse effect on its business as now conducted.

                      (b) Dublin is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction where the failure to do so would have a material adverse effect on its business as now conducted.

                      (c) ANSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction where the failure to do so would have a material adverse effect on its business as now conducted.

                   2.2 Capitalization.

                      (a) The authorized capital stock of ALIC consists of 500 shares, of which 400 are issued and outstanding (the "ALIC Shares"). The ALIC Shares have been duly authorized and are validly issued, fully paid and nonassessable constitute the only shares of ALIC outstanding, are owned by Accel, and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from ALIC any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of ALIC exists in favor of any Person.

                      (b) The authorized capital stock of Dublin consists of 5,000 shares, of which 5,000 are issued and outstanding (the "Dublin Shares"). The Dublin Shares have been duly authorized, are validly issued, fully paid and nonassessable, constitute the only shares of Dublin outstanding, are owned by Accel and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from Dublin any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of Dublin exists in favor of any Person.

                      (c) The authorized capital stock of ANSC consists of 500 shares, of which 5 are issued and outstanding (the "ANSC Shares"). The ANSC Shares have been duly authorized, are validly issued, fully paid and nonassessable, constitute the only shares of ANSC outstanding, are owned by Accel and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from ANSC any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of ANSC exists in favor of any Person.

                  2.3 No Subsidiaries.

                      (a) ALIC has no subsidiaries.

                      (b) Dublin has no subsidiaries.

                      (c) ANSC has no subsidiaries.

                  2.4 Articles of Incorporation, By-Laws, Corporate Records and Committees.

                      (a) The copies of the Articles of Incorporation and Code of Regulations of ALIC attached as Schedule 2.4(a) are correct and complete. The stock transfer, minute books and corporate records of ALIC which have been made available to Lyndon are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors of ALIC from the date of its organization to the date hereof.

                      (b) The copies of the Articles of Incorporation and By-Laws of Dublin attached as Schedule 2.4(b) are correct and complete. The stock transfer, minute books and corporate records of Dublin which have been made available to Lyndon are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors of Dublin from the date of its organization to the date hereof.

                      (c) The copies of the Articles of Incorporation and Code of Regulations of ANSC attached as Schedule 2.4(c) are correct and complete. The stock transfer, minute books and corporate records of ANSC which have been made available to Lyndon are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors of ANSC from the date of its organization to the date hereof.

                  2.5 Governmental Authorizations and Other Consents.

                      (a) Except as set forth on Schedule 2.5(a), no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the performance by Accel of this Agreement or the consummation of the transactions relating to ALIC contemplated to be performed by them hereunder.

                      (b) Except as set forth on Schedule 2.5(b), no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the performance by Accel of this Agreement or the consummation of the transactions relating to Dublin contemplated to be performed by them hereunder.

                      (c) Except as set forth on Schedule 2.5(c), no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the performance by Accel of this Agreement or the consummation of the transactions relating to ANSC contemplated to be performed by them hereunder.

                  2.6 Non-Contravention. Except as set forth on Schedule 2.6, the performance of this Agreement will not (i) violate any provision of the Articles of Incorporation, Code of Regulations or By-Laws of any of the Target Corporations; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any material contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which any of the Target Corporations is a party or by which any of the Target Corporations or any of their respective assets or properties are bound or affected; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation (collectively, "Liens") upon any material properties or assets of any of the Target Corporations pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation;
(iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body ("Governmental Order") against, or binding upon, any of the Target Corporations or any of their securities, properties, assets or business; (v) constitute a violation by any of the Target Corporations of any material statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to any of the Target Corporations or to any of its securities, properties, assets or business; or (vi) violate any Permit (as defined in Section 2.13(a).

                  2.7 Financial Statements.

                      (a) ALIC Financial Statements.

                          (i) ALIC GAAP Financial Statements. The unaudited
balance sheet of ALIC as at September 30, 1997 (the "ALIC September 30, 1997 GAAP Balance Sheet") and the related unaudited statement of income for the nine months then ended (together with the ALIC September 30, 1997 GAAP Balance Sheet, the "ALIC September 30, 1997 GAAP Financial Statements"), to be delivered to Lyndon, will be prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied and will be true and correct in all material respects and present fairly the financial condition and the results of operations of ALIC as at the respective dates and for the respective periods covered thereby and shall show no material adverse change from the ALIC June 30, 1997 GAAP Financial Statements previously delivered to Lyndon.

                          (ii) ALIC Statutory Financial Statements. Prior to the
Closing, there will be delivered to Lyndon (i) the unaudited statutory balance sheets of ALIC as at September 30, 1997 (the "ALIC September 30, 1997 Statutory Balance Sheet") and the related unaudited statement of income for the nine months then ended (together with the ALIC September 30, 1997 Statutory Balance Sheets, the "ALIC September 30, 1997 Statutory Financial Statements") prepared in accordance with statutory accounting principles ("SAP") and consistently applied in conformity with the audited statutory financial statements, certified as correct in all material respects by ALIC's chief financial officer and (ii) the audited SAP balance sheets of ALIC as at December 31, 1994, December 31, 1995 and December 31, 1996 and the related audited SAP statements of income, changes in capital and surplus and cash flows for each of the years then ended (the "ALIC Audited Statutory Financial Statements"), which statutory financial statements are true and correct in all materials respects and present fairly the admitted assets, liabilities, loss and loss adjustment reserves, capital and surplus, and cash flows of ALIC as at the respective dates and for the respective periods covered thereby in conformity with SAP consistently applied and shall show no material adverse change from the ALIC June 30, 1997 SAP Financial Statements previously delivered to Lyndon.

                      (b) Dublin GAAP Financial Statements. The unaudited balance sheet of Dublin as at September 30, 1997 (the "Dublin September 30, 1997 GAAP Balance Sheets") and the related unaudited statement of income for the nine months then ended (together with the Dublin September 30, 1997 GAAP Balance Sheet, the Dublin September 30, 1997 GAAP Financial Statements") to be delivered to Lyndon, will be prepared in accordance with GAAP consistently applied and will be true and correct in all material respects and present fairly the financial condition and the results of operations of Dublin as at the respective dates and for the respective periods covered thereby and shall show no material adverse change from the Dublin June 30, 1997 GAAP Financial Statements previously delivered to Lyndon.

                      (c) ANSC GAAP Financial Statements. The unaudited balance sheets of ANSC as at September 30, 1997 (the "ANSC September 30, 1997 GAAP Balance Sheets") and the related unaudited statement of income for the nine months then ended (together with the ANSC September 30, 1997 GAAP Balance Sheet, the "ANSC September 30, 1997 GAAP Financial Statements") to be delivered to Lyndon, will be prepared in accordance with GAAP consistently applied and will be true and correct in all material respects and present fairly the financial condition and the results of operations of ANSC as at the respective dates and for the respective periods covered thereby and shall show no material adverse change from the ANSC June 30, 1997 GAAP Financial Statements previously delivered to Lyndon.

                      (d) Combined Audited GAAP Financial Statements. The combined audited balance sheet of ALIC, Dublin and ANSC as at December 31, 1997 (the "Combined Audited December 31, 1997 GAAP Balance Sheet") and the related audited statement of income for the year then ended (together with the Combined Audited December 31, 1997 GAAP Balance Sheet, the "Combined Audited GAAP Financial Statements"), to be audited by KPMG Peat Marwick LLP, independent certified public accountants, whose unqualified opinion shall be attached thereto, to be delivered to Lyndon by March 16, 1998, will be prepared in accordance with GAAP consistently applied and will be true and correct in all material respects and present fairly the financial condition and the results of operations of the combination of ALIC, Dublin and ANSC as at the respective dates and for the respective periods covered thereby and shall show no material adverse change from the unaudited September 30, 1997 Financial Statements of the Target Corporations taken as a whole.

                  2.8 Tangible Property.

                  Except for accounts payable, general ledger, fixed asset accounting, investment accounting and annual statement preparation software, there are no significant assets which the Target Corporations use in their businesses (as heretofore conducted) which are not either (i) owned by, or leased or licensed to, one of Target Corporations and are being conveyed to Lyndon pursuant to this Agreement; or (ii) owned by, or leased or licensed to, Acceleration National Insurance Company ("ANIC") and are being conveyed to Lyndon Property Insurance Company pursuant to the Asset Purchase Agreement between Lyndon

Property Insurance Company, Accel and ANIC of even date herewith in connection with the sale of ANIC's warranty book of business (the "Asset Purchase Agreement").

                      (a) ALIC has good and marketable title to all of the assets reflected on its books and records and on the ALIC September 30, 1997 Statutory Balance Sheet and on the ALIC September 30, 1997 GAAP Balance Sheet, free and clear of all Liens, except for those assets leased by ALIC under leases listed on Schedule 2.8(a). All furniture, fixtures and equipment owned or used by ALIC (the "ALIC Fixed Assets") will be in substantially the same condition on the Closing Date as existed on the date of this Agreement, reasonable wear and tear excepted. SUCH REPRESENTATION IS ACCEL'S SOLE WARRANTY WITH RESPECT TO THE ALIC FIXED ASSETS AND THE ALIC FIXED ASSETS ARE SOLD AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO WARRANTIES, EXCEPT THOSE EXPRESSLY STATED HEREIN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH IMPLIED WARRANTIES ARE EXPRESSLY EXCLUDED.

                      (b) Dublin has good and marketable title to all of the assets reflected on its books and records and on the Dublin September 30, 1997 GAAP Balance Sheet, free and clear of all Liens, except for those assets leased by Dublin under leases listed on Schedule 2.8(b). All furniture, fixtures and equipment owned or used by Dublin (the "Dublin Fixed Assets") will be in substantially the same condition on the Closing Date as existed on the date of this Agreement, reasonable wear and tear excepted. SUCH REPRESENTATION IS ACCEL'S SOLE WARRANTY WITH RESPECT TO THE DUBLIN FIXED ASSETS AND THE DUBLIN FIXED ASSETS ARE SOLD AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO WARRANTIES, EXCEPT THOSE EXPRESSLY STATED HEREIN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH IMPLIED WARRANTIES ARE EXPRESSLY EXCLUDED.

                      (c) ANSC has good and marketable title to all of the assets reflected on its books and records and on the ANSC September 30, 1997 GAAP Balance Sheet, free and clear of all Liens, except for those assets leased by ANSC under leases listed on Schedule 2.8(c). All furniture, fixtures and equipment owned or used by ANSC (the "ANSC Fixed Assets") will be in substantially the same condition on the Closing Date as existed on the date of this Agreement, reasonable wear and tear excepted. SUCH REPRESENTATION IS ACCEL'S SOLE WARRANTY WITH RESPECT TO THE ANSC FIXED ASSETS AND THE ANSC FIXED ASSETS ARE SOLD AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO WARRANTIES, EXCEPT THOSE EXPRESSLY STATED HEREIN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH IMPLIED WARRANTIES ARE EXPRESSLY EXCLUDED.

                  2.9 Real Property and Leases.

                      (a) Schedule 2.9(a) sets forth a true and correct list of all leases, subleases or other agreements under which ALIC is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 2.9(a), there are no rights or options held by ALIC, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by ALIC, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by ALIC or, to the knowledge of the Accel, by any other party thereto, which would materially and adversely affect ALIC, and grant the leasehold estates or other interests they purport to grant with the right to quiet possession. ALIC is not in material violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon ALIC claiming any such violation.

                      (b) Schedule 2.9(b) sets forth a true and correct list of all leases, subleases or other agreements under which Dublin is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 2.9(b), there are no rights or options held by Dublin, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by Dublin, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by Dublin or, to the knowledge of the Accel, by any other party thereto, which would materially and adversely affect Dublin, and grant the leasehold estates or other interests they purport to grant with the right to quiet possession. Dublin is not in material violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon Dublin claiming any such violation.

                      (c) Schedule 2.9(c) sets forth a true and correct list of all leases, subleases or other agreements under which ANSC is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 2.9(c), there are no rights or options held by ANSC, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by ANSC, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by ANSC or, to the knowledge of the Accel, by any other party thereto, which would materially and adversely affect ANSC, and grant the leasehold estates or other interests they purport to grant with the right to quiet possession. ANSC is not in material violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon ANSC claiming any such violation.

                  2.10 Intellectual Property.

                      (a) Schedule 2.10(a) sets forth all material trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used by ALIC in connection with its business. Except as set forth in
Schedule 2.10(a), ALIC owns, or has the irrevocable right to use, all trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used in or necessary for the conduct of ALIC's existing business as heretofore indicated, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as provided in Schedule 2.10(a), (i) no claims are pending or, to Accel's knowledge, overtly threatened in writing by any person respecting the use by ALIC of any such property rights (or applications therefore) or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, (ii) to Accel's knowledge, there is no valid basis for any such claim and (iii) to Accel's knowledge, use of such trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) does not infringe on the rights of any Person.

                      (b) Schedule 2.10(b) sets forth all material trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used by Dublin in connection with its business. Except as set forth in
Schedule 2.10(b), Dublin owns, or has the irrevocable right to use, all trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used in or necessary for the conduct of Dublin's existing business as heretofore indicated, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as provided in Schedule 2.10(b), (i) no claims are pending or, to Accel's knowledge, overtly threatened in writing by any person respecting the use by Dublin of any such property rights (or applications therefore) or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, (ii) to Accel's knowledge, there is no valid basis for any such claim and (iii) to Accel's knowledge, use of such trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) does not infringe on the rights of any Person.

                      (c) Schedule 2.10(c) sets forth all material trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used by ANSC in connection with its business. Except as set forth in Schedule 2.10(c), ANSC owns, or has the irrevocable right to use, all trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used in or necessary for the conduct of ANSC's existing business as heretofore indicated, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as provided in Schedule 2.10(a), (i) no claims are pending or, to Accel's knowledge, overtly threatened in writing by any person respecting the use by ANSC of any such property rights (or applications therefore) or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, (ii) to Accel's knowledge, there is no valid basis for any such claim and (iii) to Accel's knowledge, use of such trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) does not infringe on the rights of any Person.

                  2.11 Tax Matters.

                      (a) ALIC has timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "Returns") required to be filed by it through the date hereof, copies of which have been delivered to Lyndon, which Returns accurately reflect the taxes due for the periods indicated, and ALIC has paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns, and has accrued in accordance with GAAP liabilities for Taxes accrued through September 30, 1997 which are reflected on its September 30, 1997 GAAP Balance Sheet. Accel has no knowledge of any unassessed deficiency for Taxes proposed or threatened against ALIC, and no taxing authority has raised any issue with respect to ALIC which, if adversely determined, would result in a liability for any Tax which has not been reserved against on its September 30, 1997 GAAP Balance Sheet. No extensions with respect to the dates on which any Return was or is due to be filed by ALIC nor any waivers or agreements by ALIC for the extension of time for the assessment or payment of any Taxes are in force. Except as set forth in Schedule 2.11, ALIC has not been during the last six years for which tax returns have been filed, and currently is not being, audited by any federal, state or local tax authority. ALIC life insurance policies, if any, qualify as life insurance policy products under applicable tax law.

                      (b) Dublin has timely filed all Returns required to be filed by it through the date hereof, copies of which have been delivered to Lyndon, which Returns accurately reflect the taxes due for the periods indicated, and Dublin has paid in full all Taxes shown to be due by such Returns, and has accrued in accordance with GAAP liabilities for Taxes accrued through September 30, 1997 which are reflected on its September 30, 1997 GAAP Balance Sheet. Accel has no knowledge of any unassessed deficiency for Taxes proposed or threatened against Dublin, and no taxing authority has raised any issue with respect to Dublin which, if adversely determined, would result in a liability for any Tax which has not been reserved against on its September 30, 1997 GAAP

Balance Sheet. No extensions with respect to the dates on which any Return was or is due to be filed by Dublin nor any waivers or agreements by Dublin for the extension of time for the assessment or payment of any Taxes are in force. Except as set forth in Schedule 2.11, Dublin has not been during the last six years for which tax returns have been filed, and currently is not being, audited by any federal, state or local tax authority.

                      (c) ANSC has timely filed all Returns required to be filed by it through the date hereof, copies of which have been delivered to Lyndon, which Returns accurately reflect the taxes due for the periods indicated, and ANSC has paid in full all Taxes shown to be due by such Returns, and has accrued in accordance with GAAP liabilities for Taxes accrued through September 30, 1997 which are reflected on its September 30, 1997 GAAP Balance Sheet. Accel has no knowledge of any unassessed deficiency for Taxes proposed or threatened against ANSC, and no taxing authority has raised any issue with respect to ANSC which, if adversely determined, would result in a liability for any Tax which has not been reserved against on its September 30, 1997 GAAP Balance Sheet. No extensions with respect to the dates on which any Return was or is due to be filed by ANSC nor any waivers or agreements by ANSC for the extension of time for the assessment or payment of any Taxes are in force. Except as set forth in
Schedule 2.11, ANSC has not been during the last six years for which tax returns have been filed, and currently is not being, audited by any federal, state or local tax authority.

                  2.12 Compliance with Laws. Except as set forth on Schedule 2.12, to Accel's knowledge, none of the Target Corporations are in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect its assets, properties, liabilities, business, results of operations, condition (financial or otherwise) or prospects, nor does Accel know of the enactment, promulgation or adoption of any such law, rule or regulation which is not yet effective.

                  2.13 Permits and Licenses.

                      (a) Except as set forth on Schedule 2.13(a), ALIC (including, without limitation, its employees) has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary in the conduct of its business (collectively, the "Permits"); all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and, to Accel's knowledge, no proceeding is pending or threatened to revoke, deny or limit any such Permit.

                      (b) Except as set forth on Schedule 2.13(b), Dublin (including, without limitation, its employees) has duly obtained and holds in full force and effect all the necessary Permits; all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and, to Accel's knowledge, no proceeding is pending or threatened to revoke, deny or limit any such Permit.

                      (c) Except as set forth on Schedule 2.13(c), ANSC (including, without limitation, its employees) has duly obtained and holds in full force and effect necessary Permits; all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and, to Accel's knowledge, no proceeding is pending or threatened to revoke, deny or limit any such Permit.

                  2.14 Contracts and Agreements.

                      (a) Schedule 2.14(a) lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments to which ALIC is a party or by which it may be bound involving in excess of $25,000 (other than insurance policies issued by ALIC), including, without limitation, all reinsurance agreements, insurance underwriting agreements, agency agreements, brokerage agreements, management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (individually, an "ALIC Contract" and, collectively, the "ALIC Contracts"), true and correct copies of which have been made available to Lyndon. All ALIC Contracts constitute legal, valid and binding obligations of ALIC and, to the knowledge of Accel, of the other parties thereto, and are in full force and effect on the date hereof, and ALIC has paid in full all amounts due thereunder which are due and payable and is not in default under any such ALIC Contract nor, to the knowledge of Accel, is any other party to any such ALIC Contract in default thereunder, nor, to the knowledge of Accel, does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by ALIC or, to the knowledge of Accel, by any other Person. Except as set forth in Schedule 2.5(a), no ALIC Contract requires the consent or approval of a third party in connection with the performance by ALIC of this Agreement or the transactions contemplated to be performed by it hereunder.

                      (b) Schedule 2.14(b) lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments to which Dublin is a party or by which it may be bound involving in excess of $25,000 (other than insurance policies issued by Dublin) including without limitation, reinsurance agreements, insurance underwriting agreements, agency agreements, brokerage agreements, management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (individually, a "Dublin Contract" and, collectively, "Dublin Contracts"), true and correct copies of which have been made available to Lyndon. All Dublin Contracts constitute legal, valid and binding obligations of Dublin and, to the knowledge of Accel, of the other parties thereto, and are in full force and effect on the date hereof, and Dublin has paid in full all amounts due thereunder which are due and payable and is not in default under any such Dublin Contract nor, to the knowledge of Accel, is any other party to any such Dublin Contract in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by Dublin or, to the knowledge of Accel, by any other Person. Except as set forth in Schedule 2.5(b), no Dublin Contract requires the consent or approval of a third party in connection with the performance by Dublin of this Agreement or the transactions contemplated to be performed by it hereunder.

                      (c) Schedule 2.14(c) lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments, to which ANSC is a party or by which it may be bound involving in excess of $25,000, including, without limitation, all insurance underwriting agreements, agency agreements, brokerage agreements, management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (individually, an "ANSC Contract" and, collectively, "ANSC Contracts"), true and correct copies of which have been made available to Lyndon. All ANSC Contracts constitute legal, valid and binding obligations of ANSC and, to the best knowledge of Accel, of the other parties thereto, and are in full force and effect on the date hereof, and ANSC has paid in full all amounts due thereunder which are due and payable and is not in default under any such ANSC Contract nor, to the knowledge of Accel, is any other party to any such ANSC Contract in default thereunder, nor, to the knowledge of Accel, does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by ANSC or, to the knowledge of Accel, by any other Person. Except as set forth in Schedule 2.5(c), no ANSC Contract requires the consent or approval of a third party in connection with the performance by ANSC of this Agreement or the transactions contemplated to be performed by it hereunder.

                  2.15 Employee Benefits.

                      (a) (i) Except as set forth on Schedule 2.15(a), ALIC has no, and during the previous five fiscal years has had no pension, retirement, savings, disability, medical, dental or other health plans, retiree medical plans, life insurance (including any individual life insurance policy as to which ALIC makes premium payments whether or not ALIC is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), and ALIC has no employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in
Section 3(1) of ERISA, or any Multiemployer Plan as defined in Section 3(37) of ERISA.

                          (ii) ALIC has in all material respects complied with
the requirements, to the extent applicable, of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Internal Revenue Code of 1986 (the "Code"), as amended, and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.

                      (b) (i) Except as set forth on Schedule 2.15(b), Dublin has no, and during the previous five fiscal years has had no pension, retirement, savings, disability, medical, dental or other health plans, retiree medical plans, life insurance (including any individual life insurance policy as to which Dublin makes premium payments whether or not Dublin is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), and Dublin has no, and during the previous five fiscal years has had no employee pension benefit plan as defined in Section 3(2) of ERISA, or any employee welfare benefit plan as defined in Section 3(1) of ERISA or any Multiemployer Plan as defined in Section 3(37) of ERISA.

                          (ii) Dublin has in all material respects complied with
the requirements, to the extent applicable, of COBRA with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Code and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.

                      (c) (i) Except as set forth on Schedule 2.15(c), ANSC has no, and during the previous five fiscal years has had no pension, retirement, savings, disability, medical, dental or other health plans, retiree medical plans, life insurance (including any individual life insurance policy as to which ANSC makes premium payments whether or not ANSC is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), and ANSC has no employee pension benefit plan as defined in Section 3(2) of ERISA, or any employee welfare benefit plan as defined in Section 3(1) of ERISA or any Multiemployer Plan as defined in Section 3(37) of ERISA.

                          (ii) ANSC has in all material respects complied with
the requirements, to the extent applicable, of COBRA with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Code and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.

                  2.16 Insurance.

                      (a) Schedule 2.16(a) lists and provides a summary description of all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by ALIC or in which ALIC is a named insured or on which ALIC is paying any premiums, other than with respect to reinsurance. Except as set forth on Schedule 2.16(a), all such policies are in full force and effect at the date hereof, and, to Accel's knowledge, each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 2.16(a) sets forth a summary of the claims history for ALIC under such policies since January 1, 1994 and, except as set forth on Schedule 2.16(a), there are no claims outstanding by ALIC under any such policies.

                      (b) Schedule 2.16(b) lists and provides a summary description of all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by Dublin or in which Dublin is a named insured or on which Dublin is paying any premiums, other than with respect to reinsurance. Except as set forth on Schedule 2.16(b), all such policies are in full force and effect at the date hereof, and, to Accel's knowledge, each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 2.16(b) sets forth a summary of the claims history for Dublin under such policies since January 1, 1994 and, except as set forth on Schedule 2.16(b ), there are no claims outstanding by Dublin under any such policies.

                      (c) Schedule 2.16(c) lists and provides a summary description of all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by ANSC or in which ANSC is a named insured or on which ANSC is paying any premiums, other than with respect to reinsurance. Except as set forth on Schedule 2.16(c), all such policies are in full force and effect at the date hereof, and, to Accel's knowledge, each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 2.16(c) sets forth a summary of the claims history for ANSC under such policies since January 1, 1994 and, except as set forth on Schedule 2.16(c), there are no claims outstanding by ANSC under any such policies.

                  2.17 Accounts Payable.

                      (a) Except for accounts payable in the ordinary course of business and except as set forth on Schedule 2.17(a), no accounts payable of ALIC have arisen subsequent to September 30, 1997 that exceeds $25,000 for any one payee or $100,000 in the aggregate, other than claims payable and premiums payable to reinsurance companies.

                      (b) Except for accounts payable in the ordinary course of business and except as set forth on Schedule 2.17(b), no accounts payable of Dublin have arisen subsequent to September 30, 1997 that exceeds $25,000 for any one payee or $100,000 in the aggregate, other than claims payable and premiums payable to reinsurance companies.

                      (c) Except for accounts payable in the ordinary course of business and except as set forth on Schedule 2.17(c), no accounts payable of ANSC have arisen subsequent to September 30, 1997 that exceeds $25,000 for any one payee or $100,000 in the aggregate, other than claims payable and premiums payable to reinsurance companies.

                  2.18 Liabilities.

                      (a) There are no material liabilities or obligations of ALIC, either accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities"), except (a) those accrued, reflected or otherwise provided for on the ALIC September 30, 1997 Statutory Balance Sheet and the ALIC September 30, 1997 GAAP Balance Sheet, (b) those incurred in the ordinary course of ALIC's business since September 30, 1997, consistent with past practices, and which in the aggregate do not exceed $100,000 and (c) those listed on Schedule 2.18(a).

                      (b) There are no material Liabilities of Dublin, except
(a) those accrued, reflected or otherwise provided for on the Dublin September 30, 1997 GAAP Balance Sheet, (b) those incurred in the ordinary course of Dublin's business since September 30, 1997, consistent with past practices, and which in the aggregate do not exceed $100,000 and (c) those listed on Schedule 2.18(b).

                      (c) There are no material Liabilities of ANSC, except (a) those accrued, reflected or otherwise provided for on the ANSC September 30, 1997 GAAP Balance Sheet, (b) those incurred in the ordinary course of ANSC's business since September 30, 1997, consistent with past practices, and which in the aggregate do not exceed $100,000 and (c) those listed on Schedule 2.18(c).

                  2.19 Actions and Proceedings.

                      (a) Except as provided on Schedule 2.19(a), there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentality (collectively, "Actions"), pending or, to the knowledge of Accel, threatened against, involving or affecting ALIC or any of its assets, whether or not fully or partially covered by insurance (other than in the ordinary course of ALIC's business with respect to claims under policies of insurance issued by ALIC, which, in the judgment of Accel, have been adequately reserved in the aggregate) or which would give rise to any right of indemnification by any Person from ALIC, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting ALIC.

                      (b) Except as provided on Schedule 2.19(b), there are no Actions, pending or, to the knowledge of Accel, threatened against, involving or affecting Dublin or any of its assets, whether or not fully or partially covered by insurance (other than in the ordinary course of Dublin's business with respect to claims under policies of insurance issued by Dublin, which, in the judgment of Accel, have been adequately reserved in the aggregate) or which would give rise to any right of indemnification by any Person from Dublin, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting Dublin.

                      (c) Except as provided on Schedule 2.19(c), there are no Actions, pending or, to the knowledge of Accel, threatened against, involving or affecting ANSC or any of its assets, whether or not fully or partially covered by insurance or which would give rise to any right of indemnification by any Person from ANSC, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting ANSC.

                  2.20 Bank Accounts, Guarantees and Powers.

                      (a) Schedule 2.20(a) sets forth (i) a list of all accounts, borrowing resolutions and deposit boxes maintained by ALIC at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of ALIC guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from ALIC, together with a summary of the terms thereof.

                      (b) Schedule 2.20(b) sets forth (i) a list of all accounts, borrowing resolutions and deposit boxes maintained by Dublin at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of Dublin guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from Dublin, together with a summary of the terms thereof.

                      (c) Schedule 2.20(c) sets forth (i) a list of all accounts, borrowing resolutions and deposit boxes maintained by ANSC at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of ANSC guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from ANSC, together with a summary of the terms thereof.

                  2.21 Sources of Premiums.

                      (a) Schedule 2.21(a) sets forth a computer print-out of ALIC's accounts sequentially listed by volume generated during the period from January 1, 1996 through September 30, 1997. Accel has no knowledge that any such account intends to terminate or not renew or otherwise modify its relationship with ALIC, provided, however, that Lyndon acknowledges that accounts routinely are added and terminated in the regular course of ALIC's business.

                      (b) Schedule 2.21(b) sets forth a computer print-out of ANSC's accounts sequentially listed by volume generated during the period from January 1, 1996 through September 30, 1997. Accel has no knowledge that any such account intends to terminate or not renew or otherwise modify its relationship with ANSC, provided, however, that Lyndon acknowledges that accounts routinely are added and terminated in the regular course of ANSC's business.

                  2.22 Absence of Changes. Except as set forth in Schedule 2.22, since September 30, 1997, each of the Target Corporations has carried on its business in the ordinary course, and there has not been:

                              (i) any material adverse change in its
                              business condition (financial or
                              otherwise), results of operations or
                              liabilities;

                              (ii) any pending or, to Accel's
                              knowledge, threatened amendment,
                              modification, or termination of any
                              agreement, license or permit which is
                              material to its business;

                              (iii) any disposition or acquisition of
                              any of its assets or properties other
                              than in the ordinary course which exceed
                              $50,000 in the aggregate;

                              (iv) any damage, destruction or other
                              casualty loss (whether or not covered by insurance) materially adversely affecting or that could reasonably be expected to materially adversely affect its business or assets;

                              (v) any increase in the compensation of
                              any of its employees other than in the
                              ordinary course of business consistent
                              with past practice; or

                              (vi) except in the ordinary course, the
                              incurrence of any obligation or
                              liability (whether matured,
                              unmatured, absolute, accrued, contingent or otherwise) which exceed $50,000 in the aggregate.

                  2.23 Employee Relations. None of the Target Corporations has at any time during the last five years had, or, to the knowledge of Accel, is there now threatened, a strike, picket, work stoppage, work slowdown, or other material labor dispute, and Accel has no knowledge of any Target Corporation's employee's proposed resignation whose annual salary exceeds $25,000.

                  2.24 Affiliated Transactions. For purposes of this Section, an "Affiliate" means any shareholder or any employee, officer or director of Accel or any of the Target Corporations or any spouse or family member (including in-laws) of, or any corporation or other entity "controlled by" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1993, as amended (the "Securities Act")), any such persons or in which any such person has an equity or ownership interest exceeding five percent.

                      (a) Except as specifically set forth (including dollar amounts) on Schedule 2.24, as of the date hereof, no Affiliate is indebted to, or is a creditor of, Accel or any of the Target Corporations.

                      (b) During the past three (3) years, except as set forth on Schedule 2.24, Accel has not, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with, any Affiliate nor is Accel or any of the Target Corporations a party to any contract, agreement, license, commitment or other arrangement, written or oral, express or implied, with an Affiliate except as disclosed on such schedule.

                  2.25 Brokers' Fees. There is no broker, finder or other intermediary retained by Accel who might be entitled to a fee or commission in connection with the transactions contemplated hereby.

                  2.26 Full Disclosure. All documents, schedules and other materials delivered or made available by or on behalf of Accel in connection with any of the Target Corporations to Lyndon in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects. The information furnished by or on behalf of Accel to Lyndon in connection with this Agreement and the transactions contemplated hereby does not, in light of the circumstances under which the statements contained in the information so furnished were made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.

                  2.27 Employee Compensation. Schedule 2.27 lists all employees of ALIC, Dublin and ANSC (other than employees who are expected to continue to be employed by Accel or ANIC following the Closing) setting forth their respective salaries, whether they are employed under contract or at will, and the expiration date of each contract.

                  2.28 Authority of Accel. Accel has the right, power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be performed by Accel. The execution and delivery of this Agreement by Accel, the performance by Accel of its obligations hereunder and the consummation by Accel of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Accel other than approval by its stockholders. This Agreement has been duly executed and delivered by Accel and (assuming due authorization, execution and delivery by Lyndon) upon receipt of the requisite approval by its stockholders, and the necessary approvals by governmental authorities, bureaus and agencies, this Agreement will constitute a legal, valid and binding obligation of Accel enforceable against Accel in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies, rights of creditors generally or by general principles of equity.

                  2.29 Title to Target Shares. Accel owns of record and beneficially, all of the Target Shares, free and clear of all Liens and, upon delivery to Lyndon of the certificates evidencing such Target Shares duly endorsed for transfer to Lyndon, Lyndon will acquire good, valid, indefeasible and marketable title thereto, free and clear of any and all liens.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF LYNDON

             Lyndon represents and warrants to Accel that:

                  3.1 Organization. Lyndon Life Insurance Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and Lyndon Insurance Group, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each such corporation has all requisite corporate power and authority to enter into this Agreement, to own, lease and operate its properties, to carry on its business as now being conducted and to consummate the transactions contemplated hereby, and is duly qualified and licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized.

                  3.2 Authority. This Agreement has been duly authorized, executed and delivered by Lyndon and is a valid and binding agreement of Lyndon enforceable against Lyndon in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies, rights of creditors generally, or by general principles of equity.

                  3.3 Investment Purposes. Lyndon is acquiring the Target Shares for its own account solely for the purpose of investment within the contemplation of the Securities Act and not with a view to any distribution thereof. Lyndon is aware and understands that the Target Shares have not been registered under the Securities Act or under the securities laws of any state, that any transfer of the Target Shares by Lyndon shall be restricted under the provisions of such act and such state laws, and that the certificates representing the Target Shares will bear legends to such effect. Lyndon possesses such knowledge and experience in financial and business matters generally and with respect to the businesses of the Target Corporations so as to enable it to evaluate the risks and merits of its purchase of the Target Shares.

                  3.4 No Breach or Conflict. The authorization, execution, delivery and performance of this Agreement by Lyndon will not (a) violate any provision of its certificate of incorporation, by-laws or other organizational documents, (b) violate, conflict with or result in the breach or termination of, or otherwise give any Person the right to terminate, any agreement to which it is a party, or (c) conflict with or violate any statute, law, rule or regulation or Governmental Order applicable to Lyndon which would have a material adverse effect on the ability of Lyndon to consummate the transactions contemplated by this Agreement.

                  3.5 Ability to Perform. Lyndon has, and will continue to have at the time of Closing, adequate cash resources or financing commitments from third parties to enable Lyndon to pay the Purchase Price at Closing.

                  3.6 Governmental and Other Authorizations; Notices and Consents. (a) The execution, delivery and performance of this Agreement by Lyndon do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, bureau or agency or any other third party except (a) as required by the insurance laws of the State of Ohio, the State of Missouri and any other state in which Accel, Lyndon or the Target Corporations are doing business, (b) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and (c) as set forth in Schedule 2.5(a), (b) and
(c).

                      (b) Lyndon does not have knowledge of any facts or circumstances pertaining to Lyndon or its affiliates which are reasonably likely to prevent the parties hereto from obtaining the governmental consents and approvals contemplated by Sections 2.5 and 3.6.

                  3.7 Litigation. Except as disclosed in a writing given to Accel by Lyndon on a date prior to the execution of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of Lyndon after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Lyndon's ability to consummate, or which could otherwise affect the legality, validity or enforceability of, the transactions contemplated by this Agreement.

                  3.8 Brokers' Fees. There is no broker, finder or other intermediary retained by Lyndon or any of its affiliates who might be entitled to a fee or commission in connection with the transactions contemplated hereby.

                                    ARTICLE 4

                             CONDUCT PENDING CLOSING

                  From the date hereof and until the Closing Date, except as otherwise provided by this Agreement or as agreed by Lyndon in writing, Accel hereby covenants and agrees that it shall comply and it shall cause ALIC, Dublin and ANSC to comply with each of the following covenants:

                  4.1 Conduct of the Business. ALIC, Dublin and ANSC shall each, consistent with past practice, conduct its business in the ordinary course, maintain adequate insurance, preserve intact its business organization and employees, maintain satisfactory relationships with its independent agents, reinsurers and others having business relationships with it, maintain its books and records in its usual manner and not make any change in its financial reporting, or accounting practices or policies unless required by GAAP or SAP, or in its reserving practices or policies.

                  4.2 Certain Prohibited Activities. Neither ALIC, Dublin nor ANSC shall (i) issue, sell or deliver, or agree or take any steps towards an agreement to issue, sell or deliver, any shares of its capital stock or any other security (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any subscription, option, warrant or other right calling for the issue, sale or delivery thereof; (ii) except as permitted by Section 4.11 hereof, declare or pay any dividend or distribution on any shares of its capital stock; (iii) purchase, redeem or otherwise acquire any shares of its capital stock; (iv) make any change in any pension or employee benefit plan or arrangement, or any collective bargaining agreement, or enter into, amend, modify or terminate any arrangement or agreement with any officer, director, employee, independent contractor, representative or agent thereof; (v) create, incur, assume or guarantee any indebtedness for borrowed money; (vi) make any capital expenditure, or purchase, lease or license any real or personal property which exceed $50,000 in the aggregate; (vii) sell or otherwise dispose of or pledge any of its assets (tangible or intangible) or cancel any debts or claims (including, without limitation, accounts receivable) owing to it, except in the ordinary course of business which does not otherwise violate this Agreement; (viii) merge or consolidate with any other Person or acquire control of all or any substantial portion of the assets of any other Person or take any steps incident to, or in furtherance of, merging or consolidating with or acquiring control of all or any substantial portion of the assets of any other Person, whether by entering into an agreement providing therefor or otherwise; (ix) make or cause to be made any alteration in the manner of keeping its books, accounts or records or in the accounting practices and principles therein and theretofore reflected, including its reserving practices and policies, except as required by law or changes in the Insurance Law of each applicable state; (x) effect or agree to any change in its Articles of Incorporation, Code of Regulations or By-Laws (except with respect to ALIC as described in Section 7.1(r)); (xi) settle or agree to settle any claim, action, suit or proceeding (other than the payment of insured claims in the ordinary course of business) involving the payment or receipt by the applicable corporation of more than $25,000, individually, or $100,000, in the aggregate; (xii) enter into any other transaction or agreement which is not in the ordinary and usual course of business; or (xiii) agree or commit to do any of the foregoing.

                  4.3 Reports; Taxes; Etc. ALIC, Dublin and ANSC shall each duly and timely file, or cause to be duly and timely filed, all filings, declarations, reports or returns required to be filed with federal, state and local authorities and pay, when due all federal and state, foreign and local taxes, assessments and governmental charges lawfully levied or assessed.

                  4.4 Access to Information. Accel, ALIC, Dublin and ANSC shall each afford Lyndon, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours and subject to reasonable supervision by Accel and its agents, to the offices, properties, books and records of each of ALIC, Dublin and ANSC and to each of ALIC, Dublin and ANSC employees, agents and independent accountants (provided that Lyndon shall use reasonable efforts to minimize any disruption to the business of Accel and the Target Corporations), and shall furnish to Lyndon, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to each of ALIC, Dublin and ANSC as may reasonably be requested, and shall instruct its employees, counsel and financial advisors to cooperate with Lyndon in its investigation of each of ALIC, Dublin and ANSC.

                  4.5 Further Assurances. Each of Accel, ALIC, Dublin and ANSC shall do or cause to be done such further acts and things and deliver or cause to be delivered to Lyndon such additional assignments, agreements, powers and instruments as Lyndon may reasonably require or deem reasonably advisable to carry into effect the purposes of this Agreement or the other agreements to be entered into in connection with the transactions contemplated hereby or to better assure and confirm the rights, powers and remedies of Lyndon hereunder and thereunder.

                  4.6 Tax Adjustments. Each of ALIC, Dublin and ANSC shall promptly notify Lyndon of all proposed adjustments contained in examination reports received by the Company from the Internal Revenue Service or any state, local or foreign tax authority to any Return relating to adjustment for tax years prior to and including the Closing Date which could materially adversely affect each of ALIC, Dublin or ANSC or Lyndon and shall provide to Lyndon and its representatives such information and records as they may reasonably request with respect to such adjustments. Lyndon shall have the right to require and to participate in, and to pay its own expenses relating to, the contest of all such proposed adjustments which might adversely affect Lyndon by the creation of adverse precedent or otherwise.

                  4.7 No "Shopping". Each of Accel, ALIC, Dublin and ANSC, shall not, except as permitted below, (i) sell or arrange for the acquisition of any capital stock or any other security of, or the business or all or any substantial portion of the assets of, each of ALIC, Dublin and ANSC, (ii) negotiate, solicit or encourage, or authorize any Person to solicit from any other Person, any proposals relating to the disposition of the business or assets of each of ALIC, Dublin and ANSC or the acquisition of securities of each of ALIC, Dublin and ANSC or a merger or combination of each of ALIC, Dublin and ANSC with any Person other than Lyndon or an affiliate of Frontier Insurance Group, Inc., or (iii) make available, or permit to be made available, any information concerning each of ALIC, Dublin and ANSC to any Person for the purpose of effecting or causing, or assisting with, a disposition of all or any substantial portion of the assets of each of ALIC, Dublin and ANSC, or any of the securities of each of ALIC, Dublin and ANSC (other than to Lyndon). Notwithstanding anything to the contrary contained in this Section 4.7 or in any other provision of this Agreement, Accel, its Board of Directors and its officers, representatives and agents may furnish information to, and participate in discussions or negotiations with, a third party (the "Third Party") who submits any good faith purchase offer which was not directly or indirectly solicited after the date of this Agreement by Accel, the Target Companies or any of their respective affiliates to acquire the capital stock, business or assets of the Target Companies pursuant to a merger, consolidation or other business combination, sale of shares of capital stock or similar transaction, if Accel's Board of Directors determines in good faith, after consulting with legal counsel, that such furnishing of information and participation in discussions are required in the exercise of the Board of Directors' fiduciary duties under applicable law. Accel shall promptly advise Lyndon when it determines that it will have negotiations with a Third Party, including providing Lyndon such information concerning the Third Party as shall not be inconsistent with the terms of any agreement with the Third Party with respect to the subject of discussions or negotiations. To the extent this Agreement has not otherwise been terminated, Accel shall be entitled to execute a definitive agreement with a Third Party relating to the acquisition proposal of such Third Party and to terminate this Agreement so long as Accel pays Lyndon a fee of $750,000.

                  4.8 Governmental Notification and Approvals. Each of ALIC, Dublin and ANSC shall promptly prepare, file and diligently pursue with the appropriate governmental agencies all documentation and information required by law or requested by each such agency to be filed by each of ALIC, Dublin and ANSC to permit the consummation of the transactions contemplated hereby, including any filings required to be made or documentation and further information requested under the insurance laws of Ohio.

                  4.9 Regulatory Matters. Each of ALIC, Dublin and ANSC shall prepare and file promptly, with Lyndon's cooperation, all applications and notices to obtain all state regulatory approvals required to be obtained by ALIC, Dublin and ANSC and shall use all reasonable efforts to process such applications and notices and obtain the requisite consents necessary to consummate the transactions contemplated hereby.

                  4.10 Cause Conditions to be Satisfied. Accel will use its reasonable best efforts to cause all of the conditions described in Section 7.1 of the Agreement to be satisfied.

                  4.11 Special Distribution

                      (i) Prior to Closing, the Target Corporations shall declare and pay their shareholders, as they shall determine (in the exercise of their reasonable judgment), a special distribution (the "Special Distribution") equal to the estimated amount (the "Estimated GAAP Surplus Amount") by which the Target Corporations' Combined GAAP Equity (as defined below) as of the Closing Date is expected to exceed $31.6 million. The term "Target Corporations' Combined GAAP Equity" shall mean the total stockholders' equity of each of the Target Corporations as determined in accordance with GAAP, consistent with past practices, as of December 31, 1997. Accel shall base the amount of such Special Distribution on the combined September 30, 1997 unaudited balance sheets of the Target Companies (without giving effect to the Special Distribution) and a written statement, certified by the President and Chief Financial Officer of Accel, setting forth that the Estimated GAAP Surplus Amount has been determined in accordance with the provisions of this Section 4.11 and setting forth the components of the Special Distribution and stating that the Special Distribution is equal to the Estimated GAAP Surplus Amount. There shall be no goodwill or other intangible assets reflected in the Target Corporations' Combined GAAP Equity.

                      (ii) Accel shall, by March 31, 1997, obtain from KPMG Peat Marwick LLP and provide to Lyndon an audited balance sheet (the "Closing Date Balance Sheet") as of December 31, 1997 for the Target Corporations (giving effect to the Special Distribution) and a written statement of such firm setting forth the Target Corporations' Combined GAAP Equity as of December 31, 1997 as set forth on the Closing Date Balance Sheet (the "Target Corporations' Combined GAAP Equity"). The Closing Date Balance Sheet shall be based on GAAP and accounting practices consistent with the Combined Audited GAAP Financial Statements (as defined in Section 2.7(d)).

                      (iii) If the Target Corporations' Combined GAAP Equity exceeds $31.6 million, the Purchase Price shall be increased by, and Lyndon shall pay Accel 125 days after the Closing Date, an amount equal to the amount by which the Target Corporations' Combined GAAP Equity exceeds $31.6 million, by wire transfer to a bank account designated in writing by Accel, in immediately available funds. If the Target Corporations' Combined GAAP Equity is less than $31.6 million, the Purchase Price shall be decreased by, and Accel shall pay Lyndon 125 days after the Closing Date, an amount equal to the difference between $31.6 million and the Target Corporations' Combined GAAP Equity, by wire transfer to a bank account designated in writing by Lyndon, in immediately available funds.

                  4.12 Non-Piracy Agreements. Accel shall cause the non-piracy agreements attached hereto as Exhibit A to be distributed to all employees of the Target Companies for execution by such employees.

                  4.13 Employee List. Four weeks prior to the Closing Date, Lyndon will forward a list to Accel setting forth the employees of the Target Corporations that will continue to be employed by Lyndon or one of the Target Corporations following the Closing. Accel shall either terminate or employ any employees of the Target Corporations that are not included on the aforementioned list at Accel's sole discretion and expense.

                  4.14 Credit Life System. Accel shall diligently work towards the completion of the Year 2000 work and other clean-up work on the Credit Life System (the "Credit Life Work") prior to Closing, and shall continue the Credit Life Work until it is completed, at Accel's expense, after the Closing. Such work shall be completed prior to May 1, 1998. Any costs incurred by Lyndon in causing such work to be completed after May 1, 1998 shall be reimbursed by Accel within fifteen (15) days of Lyndon's invoice therefor, and shall not be limited by the "indemnity basket" described in Section 11.1.

                                    ARTICLE 5

                               COVENANTS OF LYNDON

                  Lyndon hereby covenants and agrees that:

                  5.1 Confidentiality. Lyndon shall, and shall cause its employees, officers, directors, accountants, attorneys, agents and affiliates to: (i) treat as confidential all information provided by Accel or any Target Corporation to Lyndon or its agents with respect to Accel or any Target Corporation, including, without limitation, information concerning their respective assets, properties, liabilities, employees, customers, agents, businesses, contracts, agreements, results of operations, conditions (financial or otherwise), prospects, business plans, etc., which are not otherwise publicly available (the "Confidential Information"); (ii) not disclose any Confidential Information to any Person or use, permit or assist any Person in using any Confidential Information, except to the extent necessary as a benefit to Lyndon in the performance of its due diligence in connection with the transactions contemplated by this Agreement, and not for any other purpose; and (iii) in the event that the transactions contemplated hereby are not consummated for any reason whatsoever, promptly deliver to Accel all Confidential Information and promptly deliver or destroy all analyses, compilations, studies or other documents or records prepared by Lyndon or its employees, officers, directors, accountants, attorneys, agents and affiliates using Confidential Information without retaining any copies thereof. Upon destruction of the aforementioned analyses, compilations, studies or other documents, Lyndon agrees to give Accel a written certification signed by its President to the effect that to the best of his knowledge such destruction has been accomplished and is complete. It is understood and agreed that money damages will not be a sufficient remedy for any breach of this Section

5.1 and that Accel shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of this Section 5.1. In the event of litigation relating to this Section 5.1, if a court of competent jurisdiction determines in a final nonappealable order that Lyndon has breached this Section 5.1, then Lyndon shall be liable and pay to Accel the reasonable legal fees Accel has incurred in connection with such litigation, including any appeal therefrom, and otherwise, Accel shall be liable and pay to Lyndon the reasonable legal fees Lyndon has incurred in defending any such litigation, including any appeal therefrom.

                  5.2 Regulatory Matters. Lyndon, with Accel's cooperation will promptly prepare and file all applications, notices, consents and other documents necessary or advisable to obtain all state regulatory approvals, promptly file all supplements or amendments thereto, and use all reasonable efforts to obtain such regulatory approvals, as promptly as practicable, necessary to consummate the transactions contemplated hereby.

                  5.3 Cause Conditions to be Satisfied. Lyndon will use its reasonable best efforts to cause all of the conditions described in Section 7.2 of the Agreement to be satisfied.

                                    ARTICLE 6

                          COVENANTS OF ACCEL AND LYNDON

                  Accel hereby covenants and agrees to use reasonable efforts fulfill the following covenants, and shall cause ALIC, Dublin and ANSC to fulfill the following in covenants, and Lyndon hereby covenants and agrees to use reasonable efforts fulfill the following covenants:

                  6.1 Necessary Assurances. To take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement expeditiously, including executing and delivering such further documents, certificates, applications and agreements as may be reasonably necessary or desirable.

                  6.2 Filings and Consents. To cooperate (i) with respect to any filing with any governmental body, agency, official or authority required in connection with this Agreement or the consummation of the transactions contemplated hereby and (ii) with respect to any actions, consents, approvals or waivers required to be obtained from parties to any material contracts in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  6.3 Employee Benefit Plans. As of the Closing Date, Accel and Lyndon each agree to cooperate in causing such actions to be taken as would result in ALIC, Dublin, and ANSC ceasing to be participating employers as of the Closing Date in Accel's and its

ERISA Affiliates' Employee Benefit Plans in accordance with the requirements of ERISA. Accel and Lyndon further agree that, except for ALIC, Dublin and ANSC post-Closing Date contributions (and liabilities therefor) to such Employee Benefit Plans for the time periods preceding the Closing Date, neither ALIC, Dublin, nor ANSC shall thereafter be responsible for making any contributions to, or have any other liability with respect to, such Employee Benefit Plans. As used herein, the term "Employee Benefit Plan" means any (a) deferred compensation or retirement bonus, stock option or similar plan or arrangement,
(b) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) any Multiemployer Plan, or (e) Employee Welfare Plan; "ERISA Affiliate" means each entity which is treated as a single employer with a party for purposes of Code 'SS'414; "Employee Pension Benefit Plan" has the meaning set forth in ERISA 'SS'3(2), but excludes a Multiemployer Plan; "Employee Welfare Benefit Plan" has the meaning set forth in ERISA 'SS'3(1); and "Multiemployer Plan" has the meaning set forth in ERISA 'SS'3(37).

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  7.1 Conditions to Obligations of Lyndon. The obligations of Lyndon hereunder are conditioned upon the following:

                      (a) All warranties and representations of Accel contained in this Agreement or in any Schedule or instrument delivered hereunder or otherwise made in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

                      (b) Accel shall have performed and complied in all material respects with all of the covenants and agreements required by or pursuant to this Agreement, and any Schedule or instrument delivered hereunder, to be performed or complied with by Accel on or prior to the Closing Date.

                      (c) No suit, action, investigation or proceeding before or by any federal or state court or governmental or regulatory authority shall have been commenced, and no suit, action or proceeding by any governmental or regulatory authority shall have been threatened, against Accel or Lyndon seeking to restrain, prevent or modify the transactions contemplated hereby or seeking material damages in connection with any of such transactions and no order of any court or administrative agency to restrain, prohibit or nullify the consummation of the transactions contemplated herein shall be outstanding as of the Closing Date.

                      (d) All governmental authorities (including, without limitation, the Ohio Department of Insurance) having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement.

                      (e) All documents delivered and action taken pursuant hereto shall be reasonably satisfactory in form and substance to Lyndon and its counsel.

                      (f) The ALIC, Dublin and ANSC September 30, 1997 GAAP Financial Statements and the ALIC September 30, 1997 SAP Financial Statements shall have been delivered to Lyndon at least fifteen days prior to the Closing Date, and in no event later than November 30, 1997.

                      (g) The Board of Directors of Accel, ALIC, Dublin and ANSC shall have approved the transactions contemplated by this Agreement and the stockholders of Accel shall have approved the sale of the Target Shares and ANIC assets contemplated by this Agreement and the Asset Purchase Agreement.

                      (h) [Not Used].

                      (i) All of the independent agents of each of ALIC and ANSC shall have agreed to maintain their relationships with each applicable entity following the Closing Date unless notice has been given by Accel to Lyndon of any indication otherwise. Lyndon acknowledges that independent agencies are routinely added and terminated in the regular course of each of ALIC's and ANSC's businesses.

                      (j) Lyndon shall have been satisfied with the results of its due diligence review of Dublin and of the assets to be purchased from ANIC, and thatthe September 30, 1997 GAAP Financial Statements of each of ALIC, Dublin and ANSC shall indicate no material adverse change in the results of operations or financial condition of such companies taken as a whole from the June 30, 1997 unaudited financial statements previously provided to Lyndon.

                      (k) Each of Accel, ALIC, Dublin and ANSC shall have made any and all filings required by applicable law or regulation to be made with any and all governmental authorities and state insurance departments in connection with the consummation of the transactions contemplated herein, including the notification required by the HSR Act and any requested or supplementary filings thereto in such manner and at such places as are specified in the HSR Act and the applicable rules and regulations thereunder, and any other notifications to, or filings with, regulatory authorities.

                      (l) Accel and the Target Corporations shall have conveyed to Lyndon all the right, title and interest they each possess to use the servicemarks "Costguard" and "Loanguard" pursuant to two Assignments of Federal Mark Registration substantially in forms of Exhibit B hereto and have licensed to Lyndon the right to use the servicemarks ACCELERATION, the Inverted "V" Design, and ACCELERATION and the Inverted "V" Design heretofore used in connection with the businesses of each of the Target Corporations to Lyndon pursuant to a License Agreement, substantially in the form of Exhibit C hereto.

                      (m) Accel shall have made a timely election under Section 338(h)(10) of the Code, if required to be made prior to Closing.

                      (n) [Not Used]

                      (o) The Target Corporations' Combined GAAP Equity shall be not less than Thirty One Million Six Hundred Thousand Dollars ($31,600,000) as of December 31, 1997 in accordance with the provisions of Section 4.11 hereof.

                      (p) Any and all intercompany service agreements and tax-sharing agreements between any of Accel, ALIC, Dublin, and ANSC shall have been terminated.

                      (q) The Lincoln National Treaty for insurance policies with effective dates of December 31, 1995 and prior, shall have been terminated.

                      (r) The ALIC Articles of Incorporation and Code of Regulations shall have been amended to eliminate the provisions requiring director share ownership and Ohio residential requirements.

                      (s) Accel shall have entered into a Systems Use Agreement with the Target Corporations pursuant to which the Target Corporations shall be entitled to utilize the IBM AS 400 system of Accel as the Target Corporations' mainframe computer and programming support, at commercially reasonable rates to be agreed upon by Lyndon and Accel.

                      (t) The Light Pen system, including all relevant documentation, shall have been delivered to Lyndon or one of the Target Corporations, as directed by Lyndon.

                      (u) The Lincoln National Reinsurance Agreement with ALIC dated January 1, 1996, reinsuring policies with effective dates of January 1, 1996 and thereafter, shall not have been terminated.

                      (v) Accel shall have delivered to Lyndon the Normalized Line of Business Results Report for the nine months ended September 30, 1997, prepared on a basis consistent with the Normalized Line of Business Results Report previously delivered to Lyndon, which shall show no material adverse change from the results reported as of June 30, 1997.

                      (w) Accel shall have caused ALIC to enter into a lease for the premises it currently leases on terms comparable to its current lease for the remaining term of the current lease, in form and substance reasonably acceptable to Lyndon and its counsel.

                      (x) [Not Used].

                      (y) Any ALIC and ANSC obligations to indemnify their respective officers shall have been expressly assumed by Accel on or before the Closing Date for actions occurring prior to the Closing Date.

                      (z) Accel shall have agreed to provide continued cooperation after Closing on any litigation matters relating to any of the Target Corporations.

                      (aa) Lyndon shall have received at the Closing the opinion of Nicholas Z. Alexander, Esq., Senior Vice President and General Counsel for Accel, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for Lyndon, to the effect that (a) ALIC is a corporation duly organized, validly existing and in good standing under the laws of Ohio and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary, Dublin is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary, and ANSC is a corporation duly organized, validly existing and in good standing under the laws of Ohio and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary; (b) the authorized capital stock of ALIC consists of 500 shares, of which 400 are issued and outstanding, the authorized capital stock of Dublin consists of 5,000 shares, of which 5,000 are issued and outstanding and the authorized capital of ANSC consists of 500 shares, of which 5 are authorized and outstanding; (c) all of the issued and outstanding shares of capital stock of ALIC, Dublin and ANSC are owned by Accel; (d) Accel has all the requisite corporate power and authority to enter into and perform this Agreement; (e) this Agreement has been duly authorized, executed and delivered by Accel, and is a valid and binding obligation of Accel, and each document attached hereto as an Exhibit has been duly authorized, executed and delivered by Accel or each of the Target Corporations, as applicable, and each such agreement is a valid and binding obligation of Accel, subject to general principles of equity and applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally from time to time in effect; (f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not as of the Closing Date
(i) violate any judicial or administrative order, judgement or decree entered against Accel or any of the Target Corporations, (ii) conflict with any judgment or decree entered against Accel or any of the Target Corporations, or (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by any material mortgage, indenture, loan agreement, other debt instrument or any other material instrument or agreement known to such counsel to which any of Accel or any of the Target Corporations is a party or to which any of its assets is subject; (g) to such counsel's knowledge there are no pending legal proceedings to which any of Accel or any of the Target Corporations is a party or of which property of Accel or any of the Target

Corporations is subject and, insofar as is known to such counsel, no such proceeding is threatened. In rendering such opinion, such counsel may reasonably rely on certificates of officers of Accel opinions of other counsel and such other evidence as he may deem necessary or desirable, provided that counsel for Accel shall state that such certificates and opinions are satisfactory in form and substance for such purpose.

                      (ab) The HSR Act waiting period shall have expired or been terminated.

                      (ac) The transactions contemplated by the Asset Purchase Agreement shall have closed concurrently with the closing of the transactions contemplated by this Agreement.

                  7.2 Conditions to Obligations of Accel. The obligations of Accel hereunder are conditioned upon the following:

                      (a) All warranties and representations of Lyndon contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

                      (b) Lyndon shall have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement, and any Schedule or instrument delivered hereunder, to be performed or complied with by Lyndon on or prior to the Closing Date.

                      (c) No suit, action, investigation or proceeding before or by any federal or state court or governmental or regulatory authority shall have been commenced, and no suit, action or proceeding by any governmental or regulatory authority shall have been threatened, against Accel or Lyndon seeking to restrain, prevent or modify the transactions contemplated hereby or seeking material damages in connection with any of such transactions and no order of any court or administrative agency to restrain, prohibit, or nullify the consummation of the transactions contemplated herein shall be outstanding as of the Closing Date.

                      (d) All governmental authorities (including without limitation the Missouri Department of Insurance and the Ohio Department of Insurance) having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement and by the Asset Purchase Agreement.

                      (e) All documents delivered and action taken pursuant hereto and pursuant to the Asset Purchase Agreement shall be reasonably satisfactory in form and substance to Accel, and its counsel.

                      (f) Accel shall have received at the Closing the opinion of Epstein Becker & Green, P.C., counsel to Lyndon, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for Accel, to the effect that (a) Lyndon is duly authorized to enter into and perform this Agreement and (b) this Agreement has been duly authorized, executed and delivered by Lyndon, and is a valid and binding obligation of Lyndon, and each agreement attached hereto as an Exhibit has been duly authorized, executed and delivered by Lyndon, and each such agreement is a valid and binding obligation of Lyndon enforceable against Lyndon in accordance with its terms, subject to general principles of equity and applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of the rights of creditors of insurance companies or creditors rights generally from time to time in effect.

                      (g) The HSR Act waiting period shall have expired or been terminated.

                      (h) The transactions contemplated by the Asset Purchase Agreement shall have closed concurrently with the closing of the transactions contemplated by this Agreement.

                      (i) Lyndon shall have made any and all filings required by applicable law to be made with any and all governmental authorities and state insurance departments in connection with the consummation of the transactions contemplated herein, including the notification required by the HSR Act and any requested or supplementary filings thereto in such manner and at such places as are specified in the HSR Act and the applicable rules and regulations thereunder, and any other notifications to, or filings with, regulatory authorities.


                                    ARTICLE 8

                                     CLOSING

                  8.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place effective as of December 31, 1997 (the "Closing Date") at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177-0077. The actual Closing shall take place within five (5) business days after the satisfaction or waiver of the last condition to Closing, unless otherwise agreed by the parties, and in no event later than March 31, 1998. If Closing shall not have occurred by March 31, 1998, then either party may terminate this Agreement by written notice to the other, without liability or penalty.

                  8.2 Deliveries by Accel. At the Closing, Accel shall deliver to Lyndon the following:

                      (a) Certificates representing the Target Shares, duly endorsed for transfer to Lyndon or its designee.

                      (b) The minute book, stock book and stock ledger of each of ALIC, Dublin and ANSC.

                      (c) A copy of the Articles of Incorporation of each of ALIC and ANSC certified as of a date not more than fourteen (14) days prior to the Date of Closing by the Secretary of State of the State of Ohio and of the Articles of Incorporation of Dublin certified by the appropriate government official of the Turks and Caicos Islands as of a date not more than thirty (30) days prior to the Closing Date.

                      (d) Good standing certificates, (i) dated as of a date not more than fourteen (14) days prior to the Closing Date, as to the corporate existence and good standing of ALIC and ANSC certified by the Secretary of State of the State of Ohio for ALIC and ANSC; (ii) dated not more than thirty (30) days prior to the Closing Date certified by the appropriate government official of the Turks and Caicos Islands for Dublin; (iii) as to each of ALIC, Dublin and ANSC's authorization to conduct business as a foreign corporation in good standing certified by the appropriate authorities of each applicable jurisdiction if any; and (iv) as to ALIC, the existing insurance licenses or certificates of authority issued by the department of insurance of each jurisdiction in which ALIC is authorized to transact business as an insurance company.

                      (e) The written resignations of the directors and officers of each of ALIC, Dublin and ANSC as requested by Lyndon.

                      (f) The License Agreement and Servicemark Assignments referred to in Section 7.1(l), executed by Accel.

                      (g) Systems Use Agreement executed by Accel and the Target Corporations.

                      (h) The opinion of Nicholas Z. Alexander, General Counsel of Accel.

                  8.3 Deliveries by Lyndon. At the Closing, Lyndon shall deliver to Accel the following:

                      (a) The Purchase Price by wire transfer of immediately available funds.

                      (b) The opinion of Epstein Becker & Green, P.C., counsel to Lyndon.

                      (c) A true and complete copy, certified by the Secretary or an Assistant Secretary of Lyndon, of the resolutions duly and validly adopted by the Board of Directors of Lyndon evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by Lyndon as contemplated hereby and the consummation of the transactions contemplated hereby.

                      (d) A certificate of the Secretary or an Assistant Secretary of Lyndon certifying the names and signatures of the officers of Lyndon authorized to sign this Agreement and the other documents to be delivered hereunder.

                      (e) The License Agreement and Servicemark Assignments referred to in Section 7.1(l), executed by Lyndon.


                                    ARTICLE 9

                                CERTAIN COVENANTS

                  9.1 Cooperation and Records Retention. Lyndon shall cause each of ALIC, Dublin and ANSC to retain, following the Closing Date and until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules, and other records or information that may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date hereof and shall not destroy or otherwise dispose of any such records without first providing Accel with a reasonable opportunity to review and copy the same. In the event of any audit or examination by the Internal Revenue Service or other taxing authority or any judicial or administrative proceedings with respect to the tax liability of each of ALIC, Dublin and ANSC for a period that includes the date hereof or any prior date, Lyndon or Accel, as the case may be, shall notify the other promptly thereof and each shall provide the other with such assistance as may reasonably be requested, any records or other information that may be relevant thereto and copies of any final determination thereof.

                  9.2 Financial Accounting Matters. Accel shall provide Lyndon with access to Accel's general ledger and accounts payable system for a reasonable transition period, not to exceed nine months, following the Closing for the purpose of allowing Lyndon to maintain the Target Companies' financial records in an orderly fashion. Lyndon shall provide Accel and its auditors with access to all books and records of the Target Companies for the purpose of allowing Accel to prepare the Combined Audited GAAP Financial Statements and the Closing Date Balance Sheet.

                  9.3 Non-Competition. For a period of three years from the Closing Date, Accel and its subsidiaries shall not, and shall cause each of its controlled affiliates not to, directly or indirectly (i) engage in activities or businesses which are substantially in competition with the current business of the Target Corporations; or (ii) perform any action, activity, or course of conduct which is substantially detrimental to the business or businessreputation of the Target Corporations, including (A) soliciting, recruiting or hiring any employees of any of the Target Corporations or persons who have worked for any of the Target Corporations (except as contemplated by this Agreement) and (B) soliciting or encouraging any employee of any of the Target Corporations to leave the employment of any of the Target Corporations; provided, however, that nothing herein shall prohibit Accel (or any subsidiary or affiliate) from owning not more than 1% of the stock or other securities of any such corporation, which securities are publicly traded over-the-counter or on a national securities exchange, provided neither Accel nor any subsidiary or affiliate directly or indirectly renders any services or engage in any activities of any kind for or on behalf of the issuer of such securities or any affiliate thereof. Lyndon may proceed against Accel and/or any such subsidiary or affiliate for breach of this covenant by injunction in addition to any other claim for relief Lyndon may have in law or in equity.

                  9.4 Use of Former Employees. Lyndon shall make employees of the Target Corporations available to assist Accel by providing historical information and data and other information required by Accel to complete financial statements and other reports and to perform other accounting and reporting functions.

                  9.5 Delivery of Year-End Financial Statements. Lyndon shall cause the employees of the Target Corporations to prepare the financial statements of ALIC, Dublin and ANSC on a GAAP basis for the year ended December 31, 1997 and the SAP financial statements for ALIC for the year ended December 31, 1997, at its expense, and to make all the SAP financial statements available for Accel's review on or before February 18, 1997 and the GAAP financial statements on or before March 4, 1997.


                                   ARTICLE 10

                                    SURVIVAL

                  10.1 Survival. All representations and warranties made in this Agreement shall survive the delivery of this Agreement until December 31, 1999, except, however, that (i) claims with respect to Taxes may be made by Lyndon until sixty (60) days following the expiration of the applicable statute of limitations and (ii) claims based on fraud, willful misrepresentation or with respect to the representations and warranties set forth in Sections 2.2 and 2.29 may, in each case, be asserted at any time within one year after Lyndon learns of such fraud, willful misrepresentation or breach.


                                   ARTICLE 11

                                 INDEMNIFICATION

                  11.1 Indemnification.

                      (a) Indemnification by Accel.

                          (i) Accel hereby agrees to indemnify and hold harmless
Lyndon from and against any and all losses, liabilities, damages, obligations, costs and expenses, including, without limitation, amounts paid in settlement and reasonable costs and expenses of investigating, preparing to defend and defending any claim, action, suit, proceeding, inquiry or investigation in respect thereof (such losses, liabilities, damages, obligations, costs and expenses as hereinabove set forth, collectively, "Damages") in excess of $100,000 incurred by Lyndon resulting from, relating to, or arising out of the inaccuracy of any representation or warranty herein by ALIC, Dublin, ANSC or Accel or the breach of any covenant herein by ALIC, Dublin, ANSC or Accel; provided, however, that notwithstanding any provision of this Agreement to the contrary, the aggregate indemnification obligations and liability of Accel and ANIC under this Section 11.1(a)(i) and under Section 7.1 of the Asset Purchase Agreement shall in no event exceed $8 million, and Accel shall have no obligation whatsoever to further indemnify Lyndon, its affiliates or any other Person after and in the event that Accel has paid a total of $8 million to Lyndon or any other Person pursuant to this Section 11.1(a)(i) and/or Section
7.1 of the Asset Purchase Agreement. There shall be no limitation on indemnification for (i) tax liabilities set forth in Section 11.1(a)(ii), (ii) breach of the warranties of title set forth in Sections 2.2 and 2.29, or (iii) actual fraud by Accel or ANIC.

                          (ii) Accel shall indemnify Lyndon and its affiliates
(including the Target Corporations) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from all liability (except as reflected on the Closing Date Balance Sheet) (i) for Taxes of the Target Corporations for the taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day (the "Pre- Closing Tax Period"), (ii) for Taxes of Accel or any other corporation (as a result of Treasury Regulation ss. 1.1502-6(a) or otherwise) which is or has been affiliated with Accel, (iii) for Taxes resulting from the Section 338(g) and 338(h)(10) elections (or any comparable elections under state or local Taxes) contemplated by Section 12.1 of this Agreement, (iv) for Taxes with respect to any pre-Closing period resulting from the Target Corporations ceasing to be included in the consolidated Federal income Tax return filed by Accel including, without limitation, any Taxes attributable to the restoration of a "deferred intercompany transaction" within the meaning of Treasury Regulations Section 1.1502.13(a)(2) and the recognition of excess loss accounts, (v) for Taxes imposed on the Target Corporations or any transaction contemplated by this Agreement to be performed by Accel or the Target Corporations on or prior to the Closing Date, including but not limited to the Section 338(h)(10) election and the Special Distribution, and (vi) for reasonable legal fees and expenses for any item attributable to any item in clause (i), (ii), (iii), (iv) or (v) above. Notwithstanding the foregoing, Accel shall not indemnify and hold harmless Lyndon and its affiliates, and each of their respective officers, directors, employees and agents, from any liability for Taxes attributable to any action taken after the Closing by Lyndon, any of its affiliates, and each of their respective officers, directors, employees and agents, (other than any such action expressly required by applicable law or by this Agreement) (a "Lyndon Tax Act") or attributable to a breach by Lyndon of its obligations under this Agreement.

                  Lyndon shall, and shall cause the Target Corporations to, indemnify Accel and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Target Corporations for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Lyndon's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period), (ii) all liability for Taxes attributable to a Lyndon Tax Act or to a breach by Lyndon of its obligations under this Agreement, and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) or (ii) above.

                  In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

                                    (i) real, personal and intangible property
                           Taxes ("Property Taxes") of the Target Corporations for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

                                    (ii) the Taxes of the Target Corporations
                           (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

                      (b) Indemnification by Lyndon. Lyndon hereby agrees to indemnify and hold harmless Accel from and against any and all Damages including, without limitation, amounts paid in settlement and reasonable costs and expenses of investigating, preparing to defend and defending any claim, action, suit, proceeding, inquiry or investigation in respect thereof incurred by Accel resulting from, relating to, or arising out of the inaccuracy of any representation or warranty herein by Lyndon or the breach of any covenant contained herein by Lyndon; provided, however, that the aggregate indemnification obligations and liability of Lyndon to Accel for Damages shall in no event exceed $8 million.

                      (c) Procedure. If any action, suit, proceeding or claim shall be brought against the party to be indemnified by any third party, which action, suit, proceeding or claim, if determined adversely to the interest of the party to be indemnified and which would entitle the party to be indemnified to indemnity pursuant to this Section 11.1(a)(i), the party to be indemnified shall promptly notify the indemnifying party of the same in writing and, if the indemnifying party so elects, the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the party to be indemnified and the payment of all reasonable costs and expenses in respect thereof. The party to be indemnified shall have the right to employ counsel separate from any counsel employed by the indemnifying party in any action, suit, proceeding or claim and to control

(or, if the party to be indemnified has elected to allow the indemnifying party to assume the defense thereof, participate in) the defense thereof and the fees and expenses of such counsel employed by the party to be indemnified shall be at the expense of the party to be indemnified. The indemnifying party shall not be liable for any settlement of any such action, suit, proceeding or claim effected without his or its written consent (which shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party, or if there shall be a final judgment for plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the party to be indemnified from and against any loss, liability, obligation, damage, cost or expense by reason of such settlement or judgment.

                      (d) Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to Lyndon, one of its affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives pursuant to Section 11.1(a)(ii), Buyer shall notify Accel in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to Accel within a sufficient period of time to allow Accel to effectively contest such Tax Claim, or in reasonable detail to apprise Accel of the nature of the Tax Claim, Accel shall not be liable to Lyndon, any of its affiliates or any of their respective officers, directors employees, stockholders, agents or representatives to the extent that Accel's position is actually prejudiced as a result thereof.

                  With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of any Target Corporation for a Straddle Period), Accel shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. However, Lyndon can participate in any such Tax Claim at its own expense. Accel cannot enter any settlement or compromise which affects the post-closing period without Lyndon's consent, which will not be unreasonably withheld. Accel and Lyndon shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of any Target Corporation for a Straddle Period.

                  In no case shall Lyndon, any of the Target Corporations or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim without Accel's prior written consent, which will not be unreasonably withheld. Neither party shall settle a Tax Claim relating solely to Taxes of any Target Corporations for a Straddle Period without the other party's prior written consent.

                  11.2 Access. In the event that Lyndon delivers to Accel notice of a claim for indemnification, Lyndon shall provide reasonable access to the books and records of ALIC, Dublin and ANSC (and of Lyndon in the event Lyndon has possession of the requisite books and records) with respect to any matters giving rise to such claim.

                                   ARTICLE 12

                                   TAX MATTERS

                  12.1 Tax Election. Lyndon shall (i) timely make an election under Section 338(g) of the Code (and any comparable election under state or local Tax law) with respect to each of the Target Corporations, (ii) join Accel in timely making an election under Section 338(h)(10) of the Code (and any comparable election under state or local Tax law) with respect thereto and (iii) cooperate with Accel in the completion and timely filing of such elections in accordance with the provisions of Temporary Regulation 'SS'1.338(h)(10) (or any comparable provisions of state or local Tax law) or any successor provision. Such cooperation shall include, but not be limited to (a) the determination of the fair market value of the assets of the Target Corporations, and the calculation of the adjusted gross-up basis, within the meaning of Treasury Regulation Section 1.338(b)-1; (b) the allocation of the deemed purchase price among the acquired assets in accordance with all applicable rules and regulations under Section 338 of the Code; and (c) the preparation and timely filing of all tax returns, including all forms or schedules necessary or appropriate to the Section 338(h)(10) election. No later than three months following the Closing Date, Lyndon shall prepare and deliver to Accel a schedule (the "Price Allocation Schedule") allocating the modified ADSP (as such term is defined in Treasury Regulations Section 1.338(h)(10)-1) among the assets of the Target Corporations in accordance with Treasury Regulations promulgated under
Section 338(h)(10). Any objection by Accel to the Price Allocation Schedule prepared by Lyndon shall be raised within 60 business days after receipt by Accel of the Price Allocation Schedule. If Lyndon and Accel are unable to resolve any differences within 60 business days thereafter, such dispute shall be resolved by Ernst & Young LLP and KPMG Peat Marwick LLP. If such accounting firms are unable to resolve any differences within 30 days thereafter, such dispute shall be resolved by another national accounting firm selected by Ernst & Young LLP and KPMG Peat Marwick LLP which has not performed any services for or received any revenues from Lyndon, Accel or their respective affiliates within the two years prior to the Closing Date or thereafter. If necessary, a revised Price Allocation Schedule consistent with the determination made by Ernst & Young LLP and KPMG Peat Marwick LLP or by the other national accounting firm selected by them, if any, shall be prepared by Lyndon as soon as possible thereafter and shall, subject to Accel's reasonable approval thereof, be binding on both parties. In all events, the Price Allocation Schedule shall be finally prepared and agreed upon prior to eight months from the Closing Date. Lyndon shall pay the costs, fees and expenses of Ernst & Young LLP. Accel shall pay the costs, fees and expenses of KPMG Peat Marwick LLP, and Lyndon and Accel shall each pay one-half of the costs, fees and expenses of any third accounting firm selected by such two accounting firms pursuant to this Section 12.1. The Price Allocation Schedule shall be binding (except to the extent items reflected thereon are adjusted pursuant to an examination by the Internal Revenue Service) on the parties hereto, and Accel and Lyndon agree to act in accordance with such
Schedule in the preparation, filing and audit of any Tax Return.

                  12.2 Preparation of Returns. For any taxable period of any of the Target Corporations that includes (but does not end on) the Closing Date, Lyndon shall timely prepare and file with the appropriate authorities all Returns required to be filed and shall pay all Taxes due with respect to such Returns, provided that Accel shall reimburse Lyndon (in accordance with the procedures set forth in Section 11.1(a)(ii)) for any amount owed by Accel pursuant to Section 11.1(a)(ii) with respect to the taxable periods covered by such Returns. For any taxable period of any of the Target Corporations that ends on or before the Closing Date (including the final return that reflects the 338(h)(10) election), Accel shall timely prepare and file with the appropriate authorities all Returns required to be filed and shall pay all Taxes due with respect to such Returns. If an Accel Return is required to be filed by a Target Corporation, Accel shall deliver such return to Lyndon within 10 days of its due date and Lyndon shall cause such Accel Return to be timely filed; provided, however, that Lyndon shall not assume any liability with respect to the content of any such Accel Return. Lyndon and Accel agree to cause the Target Corporations to file all Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis.

                  12.3 Cooperation. Accel and each of the Target Corporations and Lyndon shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Returns relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes. Lyndon and Accel recognize that Accel and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Target Corporations to the extent such records and information pertain to events occurring prior to the Closing Date, and that Lyndon and the Target Corporations may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Accel to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Lyndon agrees, and agrees to cause each of the Target Corporations (i) to use its best efforts to properly retain and maintain such records until such time as Accel agrees that such retention and maintenance is no longer necessary, and (ii) to allow Accel and its agents and representatives (and agents or representatives or any of its affiliates), at times and dates mutually acceptable to the parties to inspect, review and make copies of such records as Accel may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Accel's expense; and Accel agrees (i) to use its best efforts to properly retain and maintain its records until such time as Lyndon agrees that such retention and maintenance is no longer necessary, and (ii) to allow Lyndon, the Target Corporations and their respective agents and representatives (and agents or representatives of any of their respective affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Lyndon may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Lyndon's expense.

                  12.4 Refunds or Credits. Any refunds or credits of Taxes of any of the Target Corporations for any taxable period ending on or before the Closing Date shall be for the account of Accel unless such refunds or credits are reflected on the Combined Closing Date Balance Sheet. Any refunds or credits of Taxes of any of the Target Corporations for any taxable period beginning after the Closing Date shall be for the account of Lyndon. Any refunds or credits of Taxes of any of the Target Corporations for any Straddle Period shall be equitably apportioned between Accel and Lyndon. Lyndon shall, if Accel so requests and at Accel's expense, cause any of the Target Corporations to file for and obtain any refunds or credits to which Accel is entitled under this
Section 12.4. Lyndon shall permit Accel to control the prosecution of any such refund claim and, where deemed appropriate by Accel, shall cause the each of the Target Corporations to authorize by appropriate powers of attorney such persons as Accel shall designate to represent such Target Corporation with respect to such refund claim. Lyndon shall cause each of the Target Corporations to forward to Accel any such credit within 10 days after the credit is allowed or applied against other Tax liability; provided, however, that any such amounts payable to Accel shall be (i) net of any future tax cost to Lyndon or any Target Corporation attributable to the turnaround of a temporary difference created or changed by the refund claim and such turnaround occurs in any period which begins after the Closing Date, and (ii) net of any Tax cost or benefit to Lyndon or such Target Corporation, as the case may be, attributable to the receipt of such refund and/or the payment of such amounts to Accel. Accel and Lyndon shall treat any payments under the preceding sentence that Accel shall receive pursuant to this Section 12.4 as an adjustment to the Purchase Price, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Lyndon or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal Income Tax purposes. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 12.5.

                  12.5 Internal Revenue Service Examinations. Accel shall be responsible for filing any amended, consolidated, combined or unitary Returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax returns are filed by any of the Target Corporations, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Accel and furnished to such Target Corporation, as the case may be, for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such returns.

                  12.6 Other Taxes. All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Accel, and Accel and

Lyndon shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

                  12.7 No Extraordinary Transactions. Accel shall deliver to Lyndon at the Closing a certificate in form and substance satisfactory to Lyndon, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

                  12.8 Tax Conduct; Sharing Agreement. (a) Until the Closing Date, Accel shall cause each of the Target Corporations to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit any of the Target Corporations to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or by this Agreement) that could result in Tax liability to any of the Target Corporations in excess of Tax liability associated with the conduct of its business in the ordinary course.

                      (b) Accel shall cause the provisions of any Tax sharing agreement between Accel and any of its affiliates (other than the Target Corporations), on the one hand, and any of the Target Corporations, on the other hand, to be terminated on or before the Closing Date.

                  12.9 Tax Reimbursement if Closing Occurs After December 31, 1997.

                      The parties agree and acknowledge that the actual Closing may not occur on December 31, 1997, despite the parties' mutual intention to do so. The parties agree that for all financial purposes, the Closing shall be deemed to have occurred on December 31, 1997, notwithstanding the actual closing date, and accordingly, any profit or loss incurred by the Target Companies on or prior to December 31, 1997 shall remain for the account of Accel (subject to the GAAP Equity requirements of Section 7.1(o)) and any profit or loss incurred by the Target Companies after December 31, 1997 shall be for the account of Lyndon. The parties further agree and acknowledge that the Internal Revenue Service will only recognize the actual closing date for federal tax purposes, and that accordingly, either party may be required to pay additional Taxes on income not actually received by it. The parties agree to reimburse each other for the amount of any Taxes actually paid by the other party solely as a function of the timing difference of the deemed Closing Date of December 31, 1997 and the actual closing date for tax purposes.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

                  13.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by Lyndon and Accel.

                  13.2 Waiver of Compliance. Any failure of Lyndon or Accel to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by (i) Lyndon in the case of any failure of Accel or (ii) Accel in the case of any failure of Lyndon. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

                  13.3 Expenses. Accel and Lyndon shall each pay their own respective expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The foregoing shall not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party. Accel shall pay all fees and expenses of KPMG Peat Marwick in connection with their preparation of the Combined Audited GAAP Financial Statements and the Closing Date Balance Sheet. Further, if the transactions contemplated hereby shall not close due to an intentional material breach of any covenant of Accel hereunder which prevents satisfaction of a closing condition, then Accel shall pay Lyndon the sum of $650,000 as liquidated damages.

                  13.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when mailed by certified or registered mail (return receipt requested), postage prepaid or when delivered by fax (evidenced by confirmation of successful transmission), as follows:

                      A. If to Lyndon:

                         Lyndon Life Insurance Company
                         645 Maryville Center Drive
                         St. Louis, Missouri 63141
                         Fax # (314) 275-5255
                         Attn: Mr. Roland G. Anderson, President

With a copy to:

                         Epstein Becker & Green, P.C.
                         250 Park Avenue
                         New York, New York  10177
                         Fax # (212) 661-0989
                         Attn: Sidney Todres, Esq.


or to such other person or place as Lyndon shall designate by notice in the manner provided in this Section 13.4;

                      B. If to Accel:

                         Accel International Corporation
                         12603 SW Freeway, Suite 315
                         P.O. Box 1949
                         Stafford, Texas 77497-1949
                         Fax # 281-565-8011
                         Attn: Thomas H. Friedberg


                         With copies to:


                         Accel International Corporation
                         475 Metro Place North
                         Dublin, Ohio  43017
                         Attn:  Nicholas Z. Alexander, Esq.


                         and


                         Squire, Sanders & Dempsey LLP
                         1300 Huntington Center
                         41 South High Street
                         Columbus, Ohio 43215
                         Attn:  Fred A. Summer, Esq.

                  13.5 Assignment. This Agreement shall be binding upon and inure to the benefit of Lyndon and Accel and their respective successors and assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Lyndon or Accel prior to Closing without the prior written consent of the other party.

                  13.6 Third Parties. This Agreement is not intended to and shall not be construed to give any Person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                  13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  13.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  13.9 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

                  13.10 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                       LYNDON LIFE INSURANCE COMPANY


                                       By:______________________________________
                                           Peter H. Foley, Authorized Signatory



                                       LYNDON INSURANCE GROUP, INC.



                                       By:______________________________________
                                           Peter H. Foley, Authorized Signatory



                                       ACCEL INTERNATIONAL CORPORATION



                                       By:_________________________________
                                           Thomas H. Friedberg, President